                                                                      EXHIBIT 16


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


March 13, 2002

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated March 12, 2002, of Valero Energy Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP
-----------------------
ARTHUR ANDERSEN LLP